Exhibit 99.1

NATIONAL HOLDINGS CORPORATION

REPORTS LOSS FOR FY2010

Resurgent brokerage commissions and investment banking revenue position
National Holdings Corporation for diversified revenue growth and positive adjusted EBITDA for the First Quarter ending December 31, 2010

New York, New York, December 30, 2010 -- National Holdings Corporation (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported financial results for the Company’s fiscal year ended September 30, 2010.

“The market volatility over the past fiscal year resulted in a challenging business setting, yet despite this difficult environment, we look forward to the future with a high level of optimism,” stated Mark Goldwasser, Chief Executive Officer.  “Having the additional capital we recently raised, we believe that we are well positioned to achieve success should the markets continue to stabilize and improve and as we strive towards improving our profit margins through cost reduction initiatives and realizing greater efficiencies.”

“We are better leveraging our diverse revenue base including our retail advisory channel with our investment banking and research teams the result of which is an increase in our investment banking revenues by almost 100% for the year ending September 30, 2010 as compared to the same period ending in 2009,” stated Leonard J. Sokolow, President.  “In light of these trends, we expect that our first quarter ending December 31, 2010 will show revenues of approximately $31.0 million and positive adjusted EBITDA.”

The Company realized a net loss attributable to common shareholders of ($7.0 million) on revenues of $110.95 million for the fiscal year ended September 30, 2010 compared to a loss of ($6.79 million) on revenues of $115.17 million for the fiscal year ended September 30, 2009. After providing for cumulative dividends, the Company had a basic and diluted net loss per share attributable to common shareholders of ($0.41) for the fiscal year ended September 30, 2010, compared to basic and diluted net loss per share attributable to common shareholders of ($0.41) for the fiscal year ended September 30, 2009.  Basic and diluted shares outstanding were 17,214,204 for the fiscal year ended September 30, 2010, and basic and diluted shares outstanding were 16,760,243 for the fiscal year ended September 30, 2009.

The net loss before interest, taxes, depreciation and amortization (EBITDA), adjusted to exclude non-cash compensation expense and write down of forgivable loans, was ($1.47 million) for the fiscal year ended September 30, 2010, as compared to a net loss of ($1.28 million) for the fiscal year ended September 30, 2009.

National Holdings Corporation is a holding company for National Securities Corporation,vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation.  National Securities, vFinance and EquityStation are broker-dealers registered with the SEC, and members of FINRA and SIPC. vFinance is also a member of the NFA.  The three principal lines of business of the broker-dealers are offering full service retail brokerage; providing investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies; and trading securities, including making markets in over 4,000  micro and small-cap stocks, distributing direct market access platforms, and providing liquidity in the United States Treasury marketplace.  National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients.  For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements relate to future events and/or future financial performance and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Please refer to the documents National Holdings files, from time to time, with the Securities and Exchange Commission, including, but not limited to, the Company’s most recent Form 10-K and Form 10-Q and the cautionary statements contained therein.  These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements.  These risk factors included, without limitation, (i) our ability to increase revenues, achieve profitability or obtain additional financing, (ii) changes in general economic and business conditions (including in the securities industry), (iii) actions of our competitors, (iv) market fluctuations and volatility, (v) the extent to which we are able to develop and enhance new services and markets for our services, (vi) the time and expense involved in such development activities, (vii) risks in connection with acquisitions, (viii) the level of demand and market acceptance of our services, and (ix) changes in our business strategies.  The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:

Mark Goldwasser	Leonard J. Sokolow
Chief Executive Officer	President
Tel: 212-417-8210	Tel: 561-981-1005

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
FINANCIAL HIGHLIGHTS

	Twelve Months Ended
	Audited

	September 30, 2010	September 30, 2009

Revenues	$110,952,000	$115,170,000

Net loss	$(6,635,000)	$(6,432,000)

Preferred stock dividends	(386,000)	(362,000)

Net loss attributable to common stockholders	$(7,021,000)	$(6,794,000)

Loss per share attributable to common stockholders - Basic	$(0.41)	$(0.41)

Loss per share attributable to common stockholders - Diluted	$(0.41)	$(0.41)

Weighted average number of shares outstanding - Basic	17,214,204	16,760,243

Weighted average number of shares outstanding - Diluted	17,214,204	16,760,243

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
EBITDA, as ADJUSTED

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported.

	Twelve Months Ended
	Audited

	September 30, 2010	September 30, 2009

Net loss, as reported	$(6,635,000)	$(6,432,000)

Interest expense	1,364,000	1,242,000

Taxes	174,000	150,000

Depreciation	727,000	735,000

Amortization	649,000	649,000

EBITDA	(3,721,000)	(3,656,000)

Non-cash expenses realted to offerings	432,000	-

Non-cash stock based compensation expense	532,000	941,000

EBITDA, as adjusted	(2,757,000)	(2,715,000)

Forgivable loan write down	1,289,000	1,444,000

EBITDA, as adjusted with forgivable loan write down	$(1,468,000)	$(1,271,000)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense, non-cash expenses related to offerings and amortization of forgivable loans, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

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